UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 15, 2014

ENTROPIC COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33844	33-0947630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6350 Sequence Drive
San Diego, CA 92121
(Address of Principal Executive Offices and Zip Code)
(858) 768-3600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2014, the Compensation Committee of the Board of Directors of Entropic Communications, Inc. (the “Company”) approved the terms of an Amended and Restated Change of Control Agreement for Theodore Tewksbury, Ph.D., the Company’s interim President and Chief Executive Officer. Under the agreement, in the event the Company consummates a “change of control” (as defined in the agreement) while Dr. Tewksbury is serving as the Company’s interim President and Chief Executive Officer, subject to signing a general release of claims, Dr. Tewksbury will receive a lump sum payment equal to 12 months base salary (currently $425,000), full acceleration of vesting of outstanding stock awards issued to him that are subject to time-based vesting, and, if he is not eligible for company-paid healthcare benefits, reimbursement for continuation of qualified health care benefits under COBRA, or cash in lieu thereof, for 12 months following loss of company-paid healthcare benefits.
A copy of Dr. Tewksbury’s Amended and Restated Change of Control Agreement will be filed as an exhibit to Entropic’s Annual Report on Form 10-K for the year ending December 31, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated: December 17, 2014	By:	/s/ Lance Bridges
Lance Bridges
Senior Vice President and General Counsel